                                                                  Exhibit (a)(7)

 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

 If you have sold or transferred all of your registered holding of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY
  For Tender of Shares of $3.52 Cumulative Exchangeable Redeemable Preferred
                                     Stock

                   (Not to be used for Signature Guarantees)

                                      of

                   Supermarkets General Holdings Corporation

                       Pursuant to the Offer to Purchase
                             dated March 15, 1999

                                      by

                            Ahold Acquisition, Inc.

                    An Indirect Wholly-Owned Subsidiary of

                            Koninklijke Ahold N.V.
                                 (Royal Ahold)

  As set forth under Section 3--"Procedures for Tendering Shares" in the Offer to Purchase dated March 15, 1999 and any supplements or amendments thereto (the "Offer to Purchase"), this form or one substantially equivalent hereto must be used to accept the Offer if (i) certificates ("Share Certificates") representing shares of $3.52 Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share ("Shares"), of Supermarkets General Holdings Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit Share Certificates and all other required documents to reach Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or mail to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. See the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares". Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.

                       The Depositary for the Offer is:

                                Citibank, N.A.

              By Hand:                             By Mail:                    By Overnight Carrier:
           Citibank, N.A.                       Citibank, N.A.                    Citibank, N.A.
          Corporate Actions                   Corporate Actions                  Corporate Actions
  111 Wall Street, 5th Floor Window               Suite 4660             111 Wall Street, 5th Floor Window
       New York, New York 10043                 P.O. Box 2544                New York, New York 10043
                                      Jersey City, New Jersey 07303-2544

                               For Information:
                                (877) 248-4237

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above does not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. See Signature Guarantee in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to Ahold Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Koninklijke Ahold N.V. (Royal Ahold), a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands, under the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares".

Number of Shares: ______________________________ Name of Record Holder(s) _______________________
Certificate No.(s) (if available): _____________ ________________________________________________
________________________________________________ ________________________________________________
                                                 Address: _______________________________________
                                                 ________________________________________________
                                                 Area Code and Tel. No.: ________________________
                                                 Signature(s): __________________________________
                                                 Dated: _________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the Share Certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm, Agent or Trustee: ________________ ________________________________________________
                                                              (Authorized Signature)
________________________________________________ Name: __________________________________________
                                                              (Please type or print)
Address: _______________________________________ Title: _________________________________________
                                    (Zip Code)
________________________________________________ Dated: _________________________________________
Area code and Tel. No.: ________________________

Note: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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